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                                                                   EXHIBIT 10.13


                         NONCOMPETITION, NONSOLICITATION
                           AND NONDISCLOSURE AGREEMENT


         This Noncompetition, Nonsolicitation and Nondisclosure Agreement (the "AGREEMENT") is effective as of ___________ (the "EFFECTIVE DATE"), by and between The Concours Group, Inc., a Delaware corporation (the "COMPANY"), and __________________ , a resident of _______________ (the "EMPLOYEE").


                                R E C I T A L S:

         A. The Company has agreed to employ the Employee as an employee of the Company for the term expressed herein and the Employee has agreed to accept such employment.

         B. The Company has valuable proprietary information and relationships with its other employees which it desires to protect.

         NOW THEREFORE, the Company and the Employee hereby agree as follows:

         1. TERM OF EMPLOYMENT

                  1.1 The Employee shall be initially employed for a period of 90 days from the date hereof at the salary set forth in Employee's offer letter. During such 90 day period and any other period during which the Employee is employed by the Company, the Company will provide the Employee with access to the Proprietary Information (defined below). After the initial 90 day period, the Employee's employment with the Company will terminate 14 days after the Company provides the Employee notification of the Company's intent to terminate the Employee's employment. The Employee stipulates that his or her employment may be terminated under such notification for any reason or for no reason at all. The Employee further acknowledges and agrees that, if he or she is terminated, the Company may relieve the Employee of all duties and positions with the Company during such 90 or 14 day term.

                  1.2 In the event of termination of the Employee's employment with the Company, for whatever reason or no reason, the Employee shall return to the Company within 5 business days of the time such termination is communicated by either party, or within such other time frame agreed to with the Company, any and all equipment, software, literature, documents, data, information, order forms, memoranda, correspondence, customer and prospective customer lists, customer's orders, records, cards or notes acquired, compiled or coming into the Employee's knowledge, possession or control in connection with his activities as an employee of the Company, as well as all machines, parts, equipment or other materials received from the Company or from any of its customers, agents or suppliers, in connection with such activities. The Employee will only retain


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copies of the Employee's own records related to his or her compensation, this
Agreement and personal copies of any papers written by the Employee and published elsewhere without restriction.

         2. CONFLICTS OF INTEREST.

                  2.1 So long as the Employee is employed by the Company, he will faithfully devote his best efforts and all of his working time and attention to the business and affairs of the Company and shall offer to the Company all opportunities that become available to the Employee for investment in or development of the Company's business and related or complementary businesses suitable for investment or acquisition by the Company in accordance with the Company's business objectives, as determined from time to time by the Company's Board of Directors.

                  2.2 The Employee has a fiduciary duty of loyalty to the Company, and will not engage in any activity which will or could, in any way, harm the business, business interests, or reputation of the Company. The Employee will not directly or indirectly engage in competition with the Company at any time during the existence of the employment relationship between the Company and the Employee, and the Employee will not on his own behalf, or as another's agent, employee, partner, shareholder or otherwise, engage in any of the same or similar duties or responsibilities required by the Employee's position with the Company, other than as an employee of the Company.

         3. NONDISCLOSURE.

                  3.1 Subsequent to the execution of this Agreement, the Employee will have access to certain confidential and highly sensitive information relating to the Company incident to his employment by the Company (the "PROPRIETARY INFORMATION"), including, but not limited to, information pertaining to the following: (i) the identity of the Company's customers and prospective customers; (ii) the special needs of the Company's customers; (iii) confidential market studies; (iv) pricing studies, information and analyses; (v) current and prospective products and inventories; (vi) business projections;
(vii) business plans and strategies; (viii) financial statements and information; and (ix) special processes, procedures and services of the Company and its suppliers. The Employee acknowledges and agrees that this information constitutes a trade secret and, if disclosed, could place the Company at a competitive disadvantage. Proprietary Information does not include, however, information that through no breach or fault of the Employee (i) is generally available to the public; (ii) was previously known or available to the Employee;
(iii) is disclosed to the Employee by a third party not having an obligation of confidence with respect to such information; (iv) has been furnished by the Company to a third party on a non-confidential basis; or (v) is required to be openly disclosed under non-confidential conditions by law or legal process, provided that the Employee shall have consulted with the Company in advance of, and cooperated with the Company with respect to the form of such disclosure to the extent permitted by law. All information related to the Company's business shall be deemed to be Proprietary Information unless shown to be within one or more of the foregoing exceptions. Notwithstanding anything to the contrary herein, for purposes of this Agreement, "Customer" means any person or entity for whom the Company has provided any services or products or has entered into an oral or written contract to provide services or products,


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and "Prospective Customer" means any person or entity for whom the Company has made a formal sales proposal or entered into discussions for purposes of making a sales proposal. The Employee agrees not to disclose any of the Proprietary Information to any person who is not a current employee of the Company at any time prior to, or subsequent to, the termination of this Agreement without the express, written consent of the Company.

                  3.2 For twelve (12) months following his or her termination for any reason or no reason, the Employee shall keep the Company advised in writing of the name and address of each business organization for which he or she acts as agent, partner, officer, principal, representative or employee. Should the Company believe the Employee is in violation of this Agreement, the Company may notify each such business organization (whether or not the Employee has voluntarily provided the information required by the preceding sentence) of the terms and conditions of this Agreement regarding nonsolicitation of clients, customers and employees, and the Employee's duties of confidentiality hereunder. Such notice may be accomplished by providing such business organization with a copy of this Agreement. The employee consents to said notice, and acknowledges and agrees that such notification shall not constitute interference with the Employee's business relations, or otherwise constitute an unreasonable restriction on the Employee's activities.

         4. NONCOMPETITION. For purposes relating to the enforcement of the Employee's promises set forth in this Agreement, the Employee represents and warrants that, to the best of his knowledge, the following statements are true and correct:

                  4.1 The Company has significant relationships and goodwill within its industry and these relationships and goodwill are a valuable asset belonging solely to the Company.

                  4.2 As an employee and representative of the Company, the Employee will be responsible for building and maintaining business relationships and goodwill with current and future customers of the Company and other third parties on a personal level and that this responsibility creates a special relationship of trust and confidence between the Company, the Employee and these third parties.

                  4.3 The special relationship of trust and confidence between the Company, the Employee and such third parties creates a high risk and opportunity for the Employee to misappropriate the relationship and goodwill existing between the Company and its customers and other third parties such that it is fair and reasonable for the Company to take steps to protect the Company from the risk of such misappropriation.

                  4.4 The Employee acknowledges and agrees that in exchange for the execution of the noncompetition agreements set forth in this Agreement, the Company will provide substantial, valuable consideration including, but not limited to the following: (i) exposure to and access to the Proprietary Information; (ii) continued employment; and (iii) certain compensation and other


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benefits. The Employee acknowledges and agrees that the above consideration constitutes fair and adequate consideration for the execution of the noncompetition agreements set forth in this Agreement.

                  4.5 The Employee agrees that for a period of twelve (12) months following the termination of his employment with the Company, for whatever reason or no reason, the Employee will not directly or indirectly solicit or attempt to solicit any business of a competitive nature of the Company's Customers or Prospective Customers with which the Employee had direct contact, or for whose benefit the Employee performed services, while employed by the Company. If Employee violates the provisions of this Section 4.5, Employee agrees that the twelve (12) month period set forth in this section shall be extended by the period of violation by the Employee.

                  4.6 The Employee acknowledges and agrees that the noncompetition agreements set forth above are ancillary to an otherwise enforceable agreement, including, without limitation, the agreement by the Company to provide the Proprietary Information and the Nondisclosure Agreement by the Employee and supported by independent valuable consideration as required by Tex. Bus. & Comm. Code Ann. Section 15.50 and that the limitations as to time, geographical area, and scope of activity to be restrained by the noncompetition agreements are reasonable and acceptable to the Employee, and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company.

                  4.7. If at some later date, a court of competent jurisdiction determines that the noncompetition agreements set forth above do not meet the criteria set forth in Tex. Bus. & Comm. Code Ann. Section 15.50(2), these agreements may be reformed pursuant to Tex. Bus. & Comm. Code Ann. Section 15.51(c), so that they may be enforced to the maximum extent permitted under Texas law.

         5. NON-INTERFERENCE

                  5.1 For a period of twelve (12) months subsequent to the termination of the Employee's employment with the Company, whether such termination occurs at the insistence of the Company or the Employee, the Employee shall not recruit, hire, or attempt to recruit or hire, directly or by assisting others, any other employees of the Company, nor shall the Employee contact or communicate with any other employees of the Company for the purpose of inducing other employees to terminate their employment with the Company. For purposes of this covenant, "other employees" shall refer to employees who are still actively employed by, or doing business with, the Company at the time of the attempted recruiting or hiring.

         6. ASSIGNING ORIGINAL WORKS AND GOODWILL

                  6.1 Attached as ATTACHMENT A is a list describing all inventions, original works of authorship, developments, improvements and trade secrets which were made by the Employee prior to his employment with the Company, which belong to the Employee, which relate to the


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Company's current and proposed business and products, and which are not assigned to the Company; or, if no such list is attached, the Employee hereby represents that there are no such works.

                  6.2 The Employee will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company his right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which he may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time he is in the employ of the Company. The Employee also agrees to sign and deliver to the Company such other documents as may reasonably be requested by the Company to effect such assignment. This provision shall not be construed to require or effect an assignment of any invention which the Employee can prove meets the following conditions: (i) it was developed entirely on the Employee's own time; (ii) no equipment, supplies, facilities or trade secrets of the Company were used in its development; and (iii) it either (x) does not relate to the business of the Company or to the Company's actual or demonstrably anticipated business activities or (y) does not result from any work performed by the Employee for the Company.

                  6.3 The Employee will keep and maintain adequate and current written records of all inventions and original works of authorship made by the Employee (solely or jointly with others) within the scope of his employment with the Company and such records shall be available to the Company and remain the sole property of the Company at all times.

                  6.4 The Employee's obligation to assist the Company to obtain United States or foreign letters patent, copyrights, or mask work rights covering inventions, works of authorship and mask works, respectively, assigned hereunder to the Company shall continue beyond the termination of his employment with the Company, but after any such termination of employment, the Company shall compensate the Employee at a reasonable rate for time actually spent by him at the Company's request on such assistance. The Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts in furtherance of the prosecution and issuance of letters patent, copyrights, and mask work rights with the same legal force and effect as if executed by the Employee. The Employee hereby assigns to the Company any and all claims, of any nature whatsoever, which he now has or may hereafter acquire for infringement of any patents, copyrights or mask work rights resulting from any such application assigned hereunder to the Company.

         7. REMEDIES

                  7.1 If the Employee violates any of the provisions set forth in this Agreement, the Employee acknowledges and agrees that the Company will suffer immediate and irreparable harm which cannot be accurately calculated in monetary damages. Consequently, the Company shall be entitled to apply for immediate injunctive relief, either by temporary or permanent injunction, to prevent such a violation. This injunctive relief shall be in addition to any other legal or equitable


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relief to which the Company would be entitled. The assertion or existence of any breach by the Company or claim by the Employee against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement (whether through injunctive relief or damages) of any promise contained in Sections 3, 4, 5, or 6.

         8. MISCELLANEOUS

                  8.1 Severability. Each covenant and/or provision of this Agreement shall be enforceable independently of every other covenant and/or provision. If any covenant and/or provision of this Agreement is determined to be unenforceable for any reason, the remaining covenants and/or provisions will remain effective, binding and enforceable.

                  8.2 Waiver. The failure of the Company to enforce any provision of this Agreement shall not constitute a waiver of that particular provision, or of any other provisions of this Agreement.

                  8.3 Successors and Assigns. This Agreement may be assigned by the Company to any successor-in-interest, without the notice or consent of the Employee and shall inure to the benefit of, and be fully enforceable by, any successor and/or assignee. The Employee acknowledges and agrees that his obligations, duties and responsibilities under this Agreement are personal and shall not be assignable.

                  8.4 Choice of Law. Texas law (excluding the choice or conflicts of law provisions of Texas law) will govern the validity, interpretation and effect of this Agreement, and any other dispute relating to, or arising out of, the employment relationship between the Company and the Employee.

                  8.5 Modification. This Agreement constitutes the complete and entire agreement between the parties on this subject matter. The covenants and/or provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement: (i) is in writing; (ii) contains an express provision referencing this Agreement; (iii) is signed and executed by an officer of the Company as a representative of the Company; (iv) is signed by the Employee; and (v) is approved by the Board of Directors of the Company.

                  8.6 Legal Consultation. The Employee and the Company acknowledge and agree that both parties have been accorded a reasonable opportunity to review this Agreement with legal counsel prior to executing the agreement.


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                  8.7 Counterparts. This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         This Agreement is executed effective as of the Effective Date.

                                          THE EMPLOYEE




                                          --------------------------------------


                                          THE CONCOURS GROUP, INC.



                                          By:
                                             -----------------------------------
                                                   Ron Christman, President


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